As filed with the Securities and Exchange Commission on December 22, 1998.

                                            Registration No. 333-________


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                             WASHINGTON MUTUAL, INC.
             (Exact name of registrant as specified in its charter)

               Washington                                91-1653725
      (State or other jurisdiction of                 (I.R.S. Employer
       incorporation or organization)               Identification Number)

                                1201 Third Avenue
                            Seattle, Washington 98101
              (Address of principal executive officers) (Zip Code)

          WASHINGTON MUTUAL AMENDED AND RESTATED 1994 STOCK OPTION PLAN
                     WASHINGTON MUTUAL RESTRICTED STOCK PLAN
               WASHINGTON MUTUAL EMPLOYEES' STOCK PURCHASE PROGRAM
         WASHINGTON MUTUAL, INC. RETIREMENT SAVINGS AND INVESTMENT PLAN
                       WASHINGTON MUTUAL, INC. WAMU SHARES
                            JANUARY 1999 WAMU SHARES
                            (Full title of the Plans)

                                 Marc R. Kittner
                             Deputy General Counsel
                             Washington Mutual, Inc.
                                1201 Third Avenue
                            Seattle, Washington 98101
                                 (206) 461-2000
 (Name, address and telephone number, including area code, of agent for service)

                                    Copy to:
                                 David R. Wilson
                         Foster Pepper & Shefelman PLLC
                          1111 Third Avenue, Suite 3400
                            Seattle, Washington 98101
                                 (206) 447-4400

                         CALCULATION OF REGISTRATION FEE
--------------------------------- --------------------- --------------------- ------------------- ---------------------
            TITLE OF                     AMOUNT           PROPOSED MAXIMUM     PROPOSED MAXIMUM        AMOUNT OF
           SECURITIES                    TO BE             OFFERING PRICE     AGGREGATE OFFERING      REGISTRATION
      TO BE REGISTERED (1)         REGISTERED (2)(3)       PER SHARE (4)           PRICE(4)               FEE
--------------------------------- --------------------- --------------------- ------------------- ---------------------
--------------------------------- --------------------- --------------------- ------------------- ---------------------
   Common Stock, no par value               20,737,855      $33.8890(4)          $702,785,553         $195,374.39
--------------------------------- --------------------- --------------------- ------------------- ---------------------

     (1) Includes associated Rights to purchase shares of the Common Stock of Washington Mutual, Inc. ("Washington Mutual" or the "Registrant"), which Rights are neither currently separable from the shares of Common Stock nor currently exercisable.

     The Exhibit Index appears after the Signature Page of this Registration Statement.

     (2) Represents (i) 12,000,000 shares issuable under the Washington Mutual Amended and Restated 1994 Stock Option Plan (the "Stock Option Plan"), as amended and restated as of February 17, 1998; (ii) 1,050,000 shares issuable under the Washington Mutual, Stock Plan, as amended and restated as of February 18, 1997 (the "Restricted Stock Plan"); (iii) 7,855 shares issuable under the Washington Mutual Employees' Stock Purchase Program (the "ESPP"); (iv) 1,080,000 shares issuable under the Washington Mutual, Inc. Retirement Savings and Investment Plan (the "RSIP"); (v) 3,300,000 shares issuable under Washington Mutual, Inc. WAMU Shares ("WAMU Shares"); and (vi) 3,300,000 shares issuable under January 1999 WAMU Shares ("1999 WAMU Shares"). The figure in (iv) represents a good faith estimate of the aggregate number of shares to be sold pursuant to the RSIP. Does not include 6,421,554 shares issued or issuable pursuant to the Stock Option Plan, the Restricted Stock Plan, the ESPP and the RSIP and any shares issued or issuable in respect of such shares as a result of a 3-for-2 stock split of the Common Stock effective June 1, 1998, all of which shares the Company previously registered pursuant to Registration Statement No. 33-86840, as amended.

     (3) There is also registered pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act") an undetermined number of additional shares of Common Stock that may be sold in accordance with the provisions of the plans named in footnote (1) to prevent dilution as a result of stock splits, stock dividends or similar transactions. There is also registered pursuant to Rule 416(c) under the Securities Act an undetermined number of interests to be offered or sold pursuant to the RSIP.

     (4) Estimated pursuant to Rules 457(c) and (h) of the Securities Act solely for purposes of calculating the amount of the registration fee. The proposed maximum offering price per share of Common Stock is based upon (i) an exercise price per share of $39.9167 as to 3,300,000 shares issuable pursuant to outstanding and unexercised options under WAMU Shares; (ii) an exercise price per share of $32.8750 as to 3,300,000 shares issuable pursuant to outstanding and unexercised options under 1999 WAMU Shares; and (iii) as to 14,137,855 shares not subject to options, the average of the high price and low price of the Common Stock as reported by the New York Stock Exchange on December 15, 1998.

     Unless  otherwise  indicated,   all  share  amounts  in  this  Registration
Statement are as adjusted for a 3-for-2 stock split of the Common Stock effective June 1, 1998.


                           INCORPORATION BY REFERENCE

     Pursuant to General Instruction E to Form S-8, the contents of the Registration Statement filed by Washington Mutual, Inc. ("Washington Mutual" or the "Registrant") under Registration No. 33-86840, as amended, with respect to securities offered pursuant to the Stock Option Plan, the Restricted Stock Plan, the ESPP and the RSIP, are incorporated by reference herein.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     In accordance with Rule 428 under the Securities Act and the instructional Note to Part I of Form S-8, the information specified in Part I of Form S-8 has been omitted from this Registration Statement.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     Item 3. Incorporation of Documents by Reference.

     Washington Mutual and the Washington Mutual, Inc. Retirement Savings and Investment Plan (the "RSIP") hereby incorporate by reference into this Registration Statement the documents listed below. In addition, all documents subsequently filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents:

     (a) Washington Mutual's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, as amended by Forms 10-K/A dated April 1 and June 30, 1998, file no. 0-25188;

     (b) The RSIP's Annual Report on Form 11-K for the fiscal year ended December 31, 1997, file no. 0-25188;

     (c) All other reports filed by Washington Mutual pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report to which paragraph (a) of this item refers; and

     (e) The description of Washington  Mutual's Common Stock, no par value, and
its  Common  Stock  Purchase   Rights   contained  in  Item  1  of  Registrant's
Registration Statements on Form 8-A filed December 3, 1998, file no. 1-14667.

     Item 4. Description of Securities.

     Not applicable.

     Item 5. Interests of Named Experts and Counsel.

     The validity of the shares offered hereby will be passed upon for Washington Mutual by Foster Pepper & Shefelman PLLC, 1111 Third Avenue, Suite 3400, Seattle, Washington 98101-3299. Members of Foster Pepper & Shefelman PLLC and other attorneys employed by the firm that have provided advice with respect to this matter in the aggregate owned 29,666 shares of Common Stock as of December 15, 1998.

     Item 6. Indemnification of Directors and Officers. . Section 23B.08.320 of the Washington Business Corporation Act (the "Corporation Act") provides that the personal liability of directors to a corporation imposed by Section 23B.08.310 of the Corporation Act may be eliminated by the articles of incorporation of the corporation, except in the case of acts or omissions involving certain types of conduct. At Article XIII of its Restated Articles of Incorporation, Washington Mutual has elected to eliminate the liability of directors to Washington Mutual to the extent permitted by law. Thus, a director of Washington Mutual is not personally liable to Washington Mutual or its shareholders for monetary damages for conduct as a director, except for liability of the director (i) for acts or omissions that involve intentional misconduct by the director or a knowing violation of law by the director, (ii) for conduct violating Section 23B.08.310 of the Corporation Act, or (iii) for any transaction from which the director will personally receive a benefit in money, property or services to which the director is not legally entitled. If Washington law is amended to authorize corporate action that further eliminates or limits the liability of directors, then the liability of Washington Mutual directors will be eliminated or limited to the fullest extent permitted by Washington law, as so amended.

     Section  23B.08.560 of the  Corporation  Act provides that if authorized by
(i) the articles of incorporation, (ii) a bylaw adopted or ratified by the shareholders, or (iii) a resolution adopted or ratified, before or after the event, by the shareholders, a corporation will have the power to indemnify directors made party to a proceeding, or to obligate itself to advance or reimburse expenses incurred in a proceeding, without regard to the limitations on indemnification contained in Sections 23B.08.510 through 23B.08.550 of the Corporation Act, provided that no such indemnity shall indemnify any director
(i) for acts or omissions that involve intentional misconduct by the director or a knowing violation of law by the director, (ii) for conduct violating Section 23B.08.310 of the Corporation Act, or (iii) for any transaction from which the director will personally receive a benefit in money, property or services to which the director is not legally entitled.

     Pursuant to Article X of Washington Mutual's Restated Articles of Incorporation and Article VIII of Washington Mutual's Bylaws, Washington Mutual must, subject to certain exceptions, indemnify and defend its directors against any expense, liability or loss arising from or in connection with any actual or threatened action, suit or proceeding relating to service for or at the request of Washington Mutual, including without limitation, liability under the Securities Act. Washington Mutual is not permitted to indemnify a director from or on account of acts or omissions of such director which are finally adjudged to be intentional misconduct, or from or on account of conduct in violation of RCW 23B.08.310, or a knowing violation of the law from or on account of any transaction with respect to which it is finally adjudged that such director received a benefit in money, property or services to which he or she was not entitled. If Washington law is amended to authorize further indemnification of directors, then Washington Mutual directors shall be indemnified to the fullest extent permitted by Washington law, as so amended. Also, pursuant to Article X of Washington Mutual's Restated Articles of Incorporation and Article VIII of Washington Mutual's Bylaws, Washington Mutual may, by action of the Washington Mutual Board, provide indemnification and pay expenses to officers, employees and agents of Washington Mutual or another corporation, partnership, joint venture, trust or other enterprise with the same scope and effect as above described in relation to directors. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling Washington Mutual pursuant to the provisions described above, Washington Mutual has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

     Item 7. Exemption from Registration Claimed.

     Not applicable.

     Item 8. Exhibits.

     (a) The Exhibits to this registration statement are listed in the Index to Exhibits after the signature page of this Registration Statement.

     (b) Registrant has submitted the RSIP and will submit any amendment thereto to the Internal Revenue Service ("IRS") in a timely manner and will make all changes required by the IRS in order to qualify the RSIP under the Internal Revenue Code of 1986, as amended.

     Item 9. Undertakings.

     (a) The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

     (i) To include any  prospectus  required by section  10(a)(3) of Securities
Act;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington on this 15th day of December, 1998.

                                      WASHINGTON MUTUAL, INC.


                                  By: /s/ Kerry K. Killinger
                                      Kerry K. Killinger
                                      President and Chief Executive Officer

                                Power of Attorney

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kerry K. Killinger and Fay L. Chapman, or either of them, his true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

     Pursuant  to  the   requirement  of  the  Securities  Act  of  1933,   this
registration statement has been signed below by the following persons in the capacities and on the dates indicated.



/s/ Kerry K. Killinger                            December 15, 1998
--------------------------------------------
Kerry K. Killinger
Chairman of the Board of Directors,
Chief Executive Officer and President
(Principal Executive Officer)


/s/ William A. Longbrake                          December 15, 1998
--------------------------------------------
William A. Longbrake
Executive Vice President and
Chief Financial Officer
(Principal Financial Officer)

/s/ Richard M. Levy                                December 15, 1998
--------------------------------------------
Richard M. Levy
Senior Vice President and Controller
(Principal Accounting Officer)


/s/ Douglas P. Beighle                             December 15, 1998
--------------------------------------------
Douglas P. Beighle
Director


--------------------------------------------
David Bonderman
Director


--------------------------------------------
J. Taylor Crandall
Director


/s/ Roger H. Eigsti                                December 15, 1998
--------------------------------------------
Roger H. Eigsti
Director


--------------------------------------------
John W. Ellis
Director


/s/ Anne V. Farrell                                December 15, 1998
--------------------------------------------
Anne V. Farrell
Director


/s/ Stephen E. Frank                               December 15, 1998
--------------------------------------------
Stephen E. Frank
Director


/s/ William P. Gerberding                          December 15, 1998
--------------------------------------------
William P. Gerberding
Director

--------------------------------------------
Enrique Hernandez, Jr.
Director


/s/ Phillip D. Matthews                            December 15, 1998
--------------------------------------------
Phillip D. Matthews
Director


/s/ Samuel B. McKinney                             December 15, 1998
--------------------------------------------
Dr. Samuel B. McKinney
Director


/s/ Michael K. Murphy                              December 15, 1998
--------------------------------------------
Michael K. Murphy
Director


/s/ William G. Reed, Jr.                           December 15, 1998
--------------------------------------------
William G. Reed, Jr.
Director


/s/ Elizabeth A. Sanders                           December 15, 1998
--------------------------------------------
Elizabeth A. Sanders
Director


/s/ William D. Schulte                             December 15, 1998
--------------------------------------------
William D. Schulte
Director


/s/ James H. Stever                                December 15, 1998
--------------------------------------------
James H. Stever
Director


/s/ Willis B. Wood, Jr.                            December 15, 1998
--------------------------------------------
Willis B. Wood, Jr.
Director

     The Retirement Savings and Investment Plan. Pursuant to the requirements of the Securities Act, the trustees of the RSIP have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on December 15, 1998.

                           WASHINGTON MUTUAL, INC. RETIREMENT
                            SAVINGS AND INVESTMENT PLAN



                           By: /s/ Kerry K. Killinger
                               Kerry K. Killinger
                               Member, RSIP Administrative Committee

                                INDEX TO EXHIBITS

Exhibit           Description                                                                             Page
4.1*              Rights Agreement, dated October 16, 1990.

4.2*              Amendment No. 1 to the Rights Agreement, dated October 31,
1994.

4.3*              Supplement to the Rights Agreement, dated November 29, 1994.

4.4               The Registrant agrees to furnish the Securities and Exchange
                  Commission, upon request, with copies of all instruments defining rights of holders of long-term debt of the Registrant and its consolidated subsidiaries.

4.5               Washington Mutual Amended and Restated 1994 Stock Option
                  Plan. (Incorporated by reference to the Registrant's
                  Definitive Proxy Statement on Schedule 14A filed on
                  March 18, 1998, File No. 0-25188.)

4.6 Washington Mutual Restricted Stock Plan. (Incorporated by reference to Registrant's Definitive Proxy Statement on
                  Schedule 14A filed March 12, 1997, File No. 0-25188).

4.7*              Washington Mutual Employees' Stock Purchase Program.

4.8**             Fourth Amendment to the Washington Mutual Employees' Stock
                  Purchase Program.

4.9**             Washington Mutual, Inc. Retirement Savings and Investment Plan.

4.10              Washington Mutual, Inc. WAMU Shares.

4.11              January 1999 WAMU Shares.

5.1               Opinion of Foster Pepper & Shefelman PLLC.

------------------

     * Incorporated by reference to the Registrant's Current Report on Form 8-K dated November 29, 1994, File No. 0-25188.

     ** Incorporated by reference to the Registrant's Current Report on Form 8-K dated December 22, 1998, File No. 1-14667.




23.1 Consent of Foster Pepper & Shefelman PLLC. (Included as part of their Opinion listed as Exhibit 5.1.)

23.2              Consent of Deloitte & Touche LLP.

23.3              Consent of PricewaterhouseCoopers LLP.

23.4              Consent of KPMG Peat Marwick LLP.

24                Power of Attorney. (Included on the signature page hereof).
